As filed with the Securities and Exchange Commission on September 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4580525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Little West 12th Street

New York, New York 10014

(646) 844-0337

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jesse Shefferman

Chief Executive Officer

Protara Therapeutics, Inc.

1 Little West 12th Street

New York, New York 10014

(646) 844-0337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan S. Sansom, Esq. Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Blaine Davis Chief Financial Officer Protara Therapeutics, Inc. 1 Little West 12th Street New York, New York 10014 (646) 844-0337

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-238273

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $0.001 per share	$9,233,720	$1,199

(1)	The registrant previously registered securities at an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-238273), which was filed by the registrant on May 14, 2020 and declared effective on May 26, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $9,233,720 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Protara Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-238273) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on May 14, 2020, and which the Commission declared effective on May 26, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of securities offered by the Registrant by a proposed aggregate offering price of $9,233,720, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-3 (333-238273) filed on May 14, 2020).
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Cooley LLP. (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-3 (File No. 333-238273) filed on May 14, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 22, 2020.

PROTARA THERAPEUTICS, INC.

By:	/s/ Jesse Shefferman
Jesse Shefferman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesse Shefferman	President, Chief Executive Officer and Director	September 22, 2020
Jesse Shefferman	(Principal Executive Officer)

/s/ Blaine Davis	Chief Financial Officer	September 22, 2020
Blaine Davis	(Principal Financial and Accounting Officer)

*	Director	September 22, 2020
Luke Beshar

*	Director	September 22, 2020
Roger Garceau

*	Director	September 22, 2020
Richard Levy, M.D.

*	Director	September 22, 2020
Gregory P. Sargen

*	Director	September 22, 2020
Michael Solomon, Ph.D.

*By:	/s/ Jesse Shefferman
Jesse Shefferman
Attorney-in-Fact

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